                                                                   EXHIBIT 12.1
                                                                  (Page 1 of 2)

                         MATTEL, INC. AND SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                     (Amounts in thousands, except ratios)
                                  (Unaudited)

                              For the
                         Nine Months Ended       For the Years Ended December 31,(a)
                         ------------------  ------------------------------------------------
                                    Sept.
                          Sept.      30,
                         30, 1998  1997(a)     1997      1996      1995      1994    1993(b)
                         --------  --------  --------  --------  --------  --------  --------
EARNINGS AVAILABLE FOR
 FIXED CHARGES:
  Income before income
   taxes, cumulative
   effect of changes in
   accounting principles
   and extraordinary
   items................ $381,859  $158,080  $425,082  $536,756  $504,668  $362,157  $153,306
  Less (plus) minority
   interest and
   undistributed income
   (loss) of less-than-
   majority-owned
   affiliates, net......      161      (369)     (144)      303       (36)     (649)      124
  Add:
    Interest expense....   69,675    62,782    90,130   100,226   102,983    87,071    86,101
    Appropriate portion
     of rents(c)........   12,748    13,708    17,665    19,527    19,450    16,224    16,221
                         --------  --------  --------  --------  --------  --------  --------
Earnings available for
 fixed charges.......... $464,443  $234,201  $532,733  $656,812  $627,065  $464,803  $255,752
                         ========  ========  ========  ========  ========  ========  ========
FIXED CHARGES:
  Interest expense...... $ 69,675  $ 62,782  $ 90,130  $100,226  $102,983  $ 87,071  $ 86,101
  Capitalized interest..      650       991       991     1,789       693       285       --
  Appropriate portion of
   rents(c).............   12,748    13,708    17,665    19,527    19,450    16,224    16,221
                         --------  --------  --------  --------  --------  --------  --------
  Fixed charges......... $ 83,073  $ 77,481  $108,786  $121,542  $123,126  $103,580  $102,322
                         ========  ========  ========  ========  ========  ========  ========
Ratio of earnings to
 fixed charges..........     5.59x     3.02x     4.90x     5.40x     5.09x     4.49x     2.50x
                         ========  ========  ========  ========  ========  ========  ========

-------
(a) The ratio of earnings to fixed charges for 1993 through 1997 has been restated for the effects of the March 1997 merger of Tyco Toys, Inc. into Mattel, Inc., which was accounted for as a pooling of interests.

(b) The ratio of earnings to fixed charges for 1993 has been restated for the effects of the November 1993 merger of Fisher-Price, Inc. into a wholly-owned subsidiary of Mattel, Inc., which was accounted for as a pooling of interests.

(c) Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.

                                                                   EXHIBIT 12.1
                                                                  (Page 2 of 2)

                         MATTEL, INC. AND SUBSIDIARIES

COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK
                                   DIVIDENDS

                     (Amounts in thousands, except ratios)
                                  (Unaudited)

                              For the
                         Nine Months Ended       For the Years Ended December 31,(a)
                         ------------------  ------------------------------------------------
                                    Sept.
                          Sept.       30,
                         30, 1998   1997(a)    1997      1996      1995      1994     1993(b)
                         --------  --------  --------  --------  --------  --------  --------
EARNINGS AVAILABLE FOR
 FIXED CHARGES:
  Income before income
   taxes, cumulative
   effect of changes in
   accounting principles
   and extraordinary
   items................ $381,859  $158,080  $425,082  $536,756  $504,668  $362,157  $153,306
  Less (plus) minority
   interest and
   undistributed income
   (loss) of
   less-than-majority-
   owned affiliates,
   net..................      161      (369)     (144)      303       (36)     (649)      124
  Add:
    Interest expense....   69,675    62,782    90,130   100,226   102,983    87,071    86,101
    Appropriate portion
     of rents(c)........   12,748    13,708    17,665    19,527    19,450    16,224    16,221
                         --------  --------  --------  --------  --------  --------  --------
Earnings available for
 fixed charges.......... $464,443  $234,201  $532,733  $656,812  $627,065  $464,803  $255,752
                         ========  ========  ========  ========  ========  ========  ========
FIXED CHARGES:
  Interest expense...... $ 69,675  $ 62,782  $ 90,130  $100,226  $102,983  $ 87,071  $ 86,101
  Capitalized interest..      650       991       991     1,789       693       285       --
  Dividends--Series B
   preferred stock......      --      2,537     2,537     3,406     3,200     2,157       --
  Dividends--Series C
   preferred stock......    5,970     5,978     7,968     3,985       --        --        --
  Dividends--Series F
   preference stock.....      --        --        --        --      3,342     4,689     4,894
  Appropriate portion of
   rents(c).............   12,748    13,708    17,665    19,527    19,450    16,224    16,221
                         --------  --------  --------  --------  --------  --------  --------
  Fixed charges......... $ 89,043  $ 85,996  $119,291  $128,933  $129,668  $110,426  $107,216
                         ========  ========  ========  ========  ========  ========  ========
Ratio of earnings to
 fixed charges               5.22x     2.72x     4.47x     5.09x     4.84x     4.21x     2.39x
                         ========  ========  ========  ========  ========  ========  ========

-------
(a) The ratio of earnings to combined fixed charges and preferred stock dividends for 1993 through 1997 has been restated for the effects of the March 1997 merger of Tyco Toys, Inc. into Mattel, Inc., which was accounted for as a pooling of interests.

(b) The ratio of earnings to combined fixed charges and preferred stock dividends for 1993 has been restated for the effects of the November 1993 merger of Fisher-Price, Inc. into a wholly-owned subsidiary of Mattel, Inc., which was accounted for as a pooling of interests.

(c) Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.